UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): March 17, 2008
Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
8484 Westpark Drive
Suite 720
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On March 17, 2008, Global Telecom & Technology, Inc. (the “Company”) and its subsidiary Global Telecom & Technology Americas, Inc. (together with the Company, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”). The Loan Agreement provides for a revolving line of credit facility in an aggregate principal amount of up to $2 million, with the actual availability during any month calculated either as a specified percentage of cash collections during the then-preceding two months if certain financial criteria are satisfied, and otherwise as a specified percentage of eligible accounts receivable. The revolving line of credit matures on March 16, 2009. Advances under the revolving line of credit will bear interest at the Bank’s prime rate plus either 150 or 200 basis points, and will also be subject to a collections handling fee ranging from zero to 50 basis points, in each case depending on certain financial criteria.
     The Loan Agreement is guaranteed by certain domestic subsidiaries of the Borrowers and is secured by substantially all of the Borrowers’ tangible and intangible assets, including a pledge of 67% of the outstanding stock of the Company’s U.K. subsidiary.
     The Loan Agreement contains customary representations and warranties of the Borrower and customary events of default, and availability under the line of credit is subject to certain conditions, including the continued accuracy of the Borrowers’ representations and warranties
     The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached hereto as Exhibits 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description

10.1	Loan and Security Agreement dated March 17, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 20, 2008

GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ Kevin Welch
Kevin Welch
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Loan and Security Agreement dated March 17, 2008.